As filed with the Securities and Exchange Commission on April 16, 2002.
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         --------------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                          THE STANLEY WORKS, LTD.
              -----------------------------------------------
           (Exact name of registrant as specified in its charter)


               BERMUDA
-------------------------------------------             -------------------
(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)

c/o The Corporate Center
Bush Hill, Bay Street
Bridgetown, Barbados
-------------------------------------------              ----------------
(Address of principal executive offices)                    (Zip Code)




If this form relates to the registration of a class     If this form relates to the registration of a class of
of securities pursuant to Section 12(b) of the          securities pursuant to Section 12(g) of the Exchange
Exchange Act and is effective pursuant to General       Act and is effective pursuant to General Instruction
Instruction A.(c), please check the following           A.(d), please check the following box.  [  ]
box. [X]


Securities Act registration statement file number to which this form
relates:      333-82382
             ----------
           (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                     Name of each exchange on which
      To be so registered                     each class is to be registered
---------------------------------------       -------------------------------

Common shares, par value US$0.01
per share                                      New York Stock Exchange

Preferred Share Purchase Rights to             New York Stock Exchange
Purchase Series A Junior Participating
Preferred Shares, par value US$0.01
per share


Securities to be registered pursuant to Section 12(g) of the Act:      None



Item 1. Description of Registrant's Securities to be Registered

         The information for the common shares, par value US$0.01 per share, and the Preferred Share Purchase Rights to Purchase Series A Junior Participating Preferred Shares, par value US$0.01 per share, under the caption "Description of Authorized Shares of The Stanley Works, Ltd." and "Comparison of Rights of Shareholders - Rights Agreement," respectively, set forth in Amendment No. 3 to the Registration Statement on Form S-4 (Registration No. 333-82382) of The Stanley Works, Ltd. (the "Company") filed with the Securities and Exchange Commission on April 2, 2002 is incorporated herein by reference.

Item 2. Exhibits

    Exhibit No.        Description of Exhibit
    -----------        ----------------------

    1.                 Memorandum of Association of the Company
                       (incorporated by reference to Exhibit 3.1 of the Company's Amendment No. 3 to the Registration Statement on Form S-4, Registration No. 333-82382)

    2. Amended and Restated Bye-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Amendment No. 3 to the Registration Statement on Form S-4, Registration No. 333-823820).

    3. Rights Agreement between the Company and the Rights Agent named therein, which includes the Form of Rights Certificate as Exhibit B thereto (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4, Registration No. 333-82382, filed on February 8,
                       2002).


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         THE STANLEY WORKS, LTD.


Dated: April 16, 2002                    By: /s/ Bruce H. Beatt
                                            ---------------------------
                                            Name:  Bruce H. Beatt
                                            Title: Secretary